EXHIBIT 99.1

SUPERGEN, INC.
NOTES TO UNAUDITED PROFORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

Pursuant to the Asset Acquisition Agreement between SuperGen, Inc. (“SuperGen” or “the Company”) and Mayne Pharma (USA), Inc. (“Mayne”) dated June 21, 2006, as amended by the Asset Acquisition Agreement Amendment, on August 22, 2006 SuperGen completed the sale of the North American rights to Nipent® (pentostatin for injection) and SurfaceSafe® cleaning system to Mayne (“the Sale”).

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2005 and six months ended June 30, 2006 include the historical consolidated statements of operations of SuperGen giving effect to the Sale as if it had occurred at the beginning of each of the periods presented.  The unaudited pro forma condensed consolidated statements of operations do not reflect any accounting entries related to the proceeds from the Sale or related tax effects.  The unaudited pro forma condensed balance sheet as of June 30, 2006 includes the historical condensed consolidated balance sheet of SuperGen giving effect to the Sale as if it had occurred on June 30, 2006.

The unaudited pro forma condensed financial statements are provided for informational purposes only.  The unaudited pro forma condensed financial statements are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the Sale been completed as of the dates indicated or that may be achieved in the future.  The audited pro forma condensed financial statements should be read in conjunction with the historical financial statements of SuperGen and the related notes thereto.

Note 2 – Pro Forma Adjustments

(a)           To record cash proceeds from the Sale, not including contingent payments that may be received upon achievement of future milestones

(b)          To eliminate Nipent and Surface safe inventories

(c)           To eliminate prepaid expenses related to Nipent and Surface Safe sales & marketing activities

(d)          To eliminate Nipent manufacturing equipment at remaining net book value

(e)           To record portion of cash proceeds from Sale related to prepayment of shared costs associated with fringe benefits, retention bonuses and overhead associated with transition services employees

(f)             To record estimated contract termination costs

(g)          To record accrual for estimated employee severance costs

(h)          To eliminate net product revenue for U.S. Nipent and Surface Safe

(i)              To eliminate cost of product revenue for U.S. Nipent and Surface Safe

(j)              To eliminate Nipent R&D expenses related to clinical trial programs

(k)           To eliminate sales and marketing expenses related to commercializing U.S. Nipent and Surface Safe products

(l)              To reduce tax provision reflecting pro forma adjustments above

SUPERGEN, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2006

(In thousands, except share and per share amounts)

	As	Pro forma
	Reported	Adjustments		Adjusted
		(Note 2)
ASSETS
Current assets:
Cash and cash equivalents	$50,421	$13,395	(a)	$63,816
Accounts receivable, net	2,914			2,914
Inventories	807	(456	)(b)	351
Prepaid distribution and marketing rights	1,987			1,987
Prepaid expenses and other current assets	1,799	(441	)(c)	1,358
Total current assets	57,928			70,426

Marketable securities, non-current	245			245
Investment in stock of related parties	688			688
Due from related parties, non-current	43			43
Property, plant and equipment, net	3,217	(2	)(d)	3,215
Goodwill	731			731
Other intangibles, net	1,171			1,171
Restricted cash and investments, non-current	11,514			11,514
Other assets	35			35
Total assets	$75,572	$12,496		$88,068

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$2,433	500	(f)	2,933
Derivative liability	1,144			1,144
Payable to AVI BioPharma, Inc.	565			565
Deferred revenue	504			504
Accrued payroll and employee benefits	1,960	2,193	(e)(g)	4,153
Total current liabilities	6,606			9,299
Deferred rent	958			958
Total liabilities	7,564			10,257

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.001 par value; 2,000,000 shares authorized; none outstanding	—
Common stock, $.001 par value; 150,000,000 shares authorized; 53,483,108 and 51,710,912 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively	53			53
Additional paid in capital	420,461			420,461
Accumulated other comprehensive gain	3,349			3,349
Accumulated deficit	(355,855)	9,803	(a)-(g)	(346,052)
Total stockholders’ equity	68,008			77,811
Total liabilities and stockholders’ equity	$75,572	$12,496		$88,068

SUPERGEN, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
(In thousands, except per share amounts)

	As	Pro forma
	Reported	Adjustments		Adjusted
		(Note 2)
Revenues:
Net product revenue	$16,059	(14,010	)(h)	$2,049
Development and license revenue from MGI PHARMA, Inc.	13,353			13,353
Distribution agreement and other revenue	757			757
Total revenues	30,169	(14,010)		16,159

Costs and operating expenses:
Cost of product revenue	3,051	(2,112	)(i)	939
Research and development	15,059	(2,254	)(j)	12,805
Selling, general, and administrative	28,046	(12,945	)(k)	15,101
Total costs and operating expenses	46,156	(17,311)		28,845

Loss from operations	(15,987)	3,301		(12,686)

Interest income	1,727			1,727
Other than temporary decline in value of investments	(11)			(11)
Change in valuation of derivatives	(211)			(211)

Net loss	$(14,482)	$3,301		$(11,181)

Basic and diluted net loss per common share	$(0.28)			$(0.22)

Weighted average shares used in basic and diluted net loss per common share calculation	51,309			51,309

SUPERGEN, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2006

(In thousands, except per share amounts)

	As	Pro forma
	Reported	Adjustments		Adjusted
		(Note 2)
Revenues:
Net product revenue	$6,868	(6,262	)(h)	$606
Milestone revenue	20,000			20,000
Total revenues	26,868	(6,262)		20,606

Costs and operating expenses:
Cost of product revenue	1,395	(726	)(i)	669
Research and development	6,858	(701	)(j)	6,157
Selling, general, and administrative	12,559	(5,046	)(k)	7,513
Acquired in-process research and development	16,318			16,318
Total costs and operating expenses	37,130	(6,473)		30,657

Loss from operations	(10,262)	211		(10,051)

Interest income	998			998
Gain on disposition of investment in AVI BioPharma stock resulting from exercise of warrant	780			780
Change in valuation of derivatives	674			674
Income (loss) before income tax	(7,810)	211		(7,599)

Income tax provision	(35)	15	(l)	(20)

Net income (loss)	$(7,845)	$226		$(7,619)

Basic and diluted net loss per common share	$(0.15)			$(0.15)
Weighted average shares used in basic and diluted net loss per common share calculation	52,477			52,477